(DELOITTE & TOUCHE, LLP LETTERHEAD)



November 12, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

 We have read and agree with the comments in Item 4 of Form
8-K of Enex Resources Corporation dated November 12, 1998.


DELOITTE & TOUCHE, LLP

/s/ Deloitte & Touche, LLP